Exhibit 99.1

MSP Recovery, Inc. Announces Conclusion of SEC Investigation: No Intention to Recommend Enforcement Action Against the Company, its CEO, John H. Ruiz, or its Officers

Sunday, 07 December 2025 08:55 PM

Topic: Company Update

MIAMI, FLORIDA / ACCESS Newswire / December 7, 2025 / MSP Recovery, Inc. (NASDAQ:MSPR) (the “Company”), a Medicare, Medicaid, commercial, and secondary payer reimbursement recovery and technology leader, announces that the staff of the U.S. Securities and Exchange Commission (“SEC”) has informed the Company that it has concluded its investigation relating to MSP Recovery, Inc., and does not intend to recommend enforcement action to the Commission against the Company, its CEO, John H. Ruiz, or its officers.

As previously disclosed, on August 11, 2022, the SEC initiated an investigation of the Company, and requested documents relating to, among other matters, the Business Combination transaction with Lionheart Acquisition Corporation II, consummated on May 23, 2022, certain historical and projected financial results, investor agreements, and data analytic platforms and algorithms. The Company and certain key personnel received subpoenas during the course of the investigation seeking information regarding, among other things, the Company’s projections and the accounting and valuation of certain assets that were the basis for the Company’s determination that its quarterly financial statements for the periods ended June 30, 2022 and September 30, 2022 require restatements and should no longer be relied upon, certain funding sources of the Company prior to the Business Combination, various statements and disclosures by the Company in connection with, and following the Business Combination, certain historical and projected financial results, and data analytic platforms and algorithms used to identify potential recoveries.

The Company fully cooperated with the SEC, responding to subpoenas and information requests, and devoted significant resources to providing regulators with data, documents, and access to personnel. Chairman and CEO John H. Ruiz stated, “From day one, MSP Recovery cooperated fully with regulators and let the facts speak for themselves. We are pleased that after reviewing extensive information over more than three years, the SEC staff has concluded its investigation without recommending enforcement action against the Company or its officers. MSP Recovery can now continue its mission without the burdensome costs, time and resources associated with an SEC investigation.”

Exhibit 99.1

About MSP Recovery, Inc.

Founded in 2014, MSP Recovery has become a Medicare, Medicaid, commercial, and secondary payer reimbursement recovery leader, disrupting the antiquated healthcare reimbursement system with data-driven solutions to secure recoveries from responsible parties. MSP Recovery innovates technologies and provides comprehensive solutions for multiple industries including healthcare and legal. For more information, visit: msprecovery.com.

Forward‑Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance or results and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by MSP Recovery herein speaks only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict or identify all such events or how they may affect it. MSP Recovery has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to, the SEC changing its position on the outcome of its investigation of the Company, and those risk factors included in MSP Recovery’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by it with the Securities and Exchange Commission. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Contact: Media@msprecovery.com

SOURCE: MSP Recovery, Inc.